FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       DATE OF REPORT:  NOVEMBER 27, 1996


   Associated Planners Realty Growth Fund, (a California Limited Partnership)
             (Exact name of registrant as specified in its charter)



           California           33-13983                  95-4119808
(State or other jurisdiction (Commission File Number)(IRS Taxpayer I.D. Number) of incorporation or organization)


           5933 WEST CENTURY BLVD., 9TH FLOOR, LOS ANGELES, CA  90045-5454
          (Address of principal executive offices)          (zip code)

         Registrant's telephone number, including area code   (310) 670-0800


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Item 2.     Acquisition or Disposition of Assets

    On November 27, 1996, Associated Planners Realty Growth Fund was effectively liquidated. This was accomplished by the payment of $46,423 to West Coast Realty Advisors (the General Partner) on November 19, 1996, as partial payment for the $275,846 due to it for loans and advances made to the Partnership, and accrued interest on those advances. In addition, the General Partner agreed to be responsible for an estimated $13,000 in final accounting, legal and administrative costs expected to be incurred in connection with the dissolution and preparation of final tax returns. West Coast Realty Management, an affiliate of the General Partner and property manager for the Partnership's properties, agreed to waive collection of $89,227 in fees due for management of the Partnership's properties.

   After payment of $46,423 to the general Partner, there was $132,564 available for payment to the limited partners. This payment, of $64.32 per limited partnership unit, was mailed to the limited partners on November 27, 1996.

  Appropriate filings will be made with the Securities and Exchange Commission and the State of California in the first half of December 1996 to officially terminate the Partnership.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


                     ASSOCIATED PLANNERS REALTY GROWTH FUND
                        A California Limited Partnership
                                  (Registrant)

                                          W. Thomas Maudlin, Jr.
                                           (A General Partner)



                         By:       WEST COAST REALTY ADVISORS, INC.
                                         (A General Partner)


                                              Neal Nakagiri
                                        (Vice President/Secretary)



                                              Michael G. Clark
                                        (Vice President/Treasurer)


December 3, 1996